Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Red Mile Entertainment, Inc. (the "Company") on Form 10-KSB for the year ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chester Aldridge, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) Such Annual Report on form 10-KSB for the year ending March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report on Form 10-KSB for the Year ending March 31, 2006 fairly presents, in all material respects, the financial condition and result of operations of Red Mile Entertainment, Inc.


/s/ Chester Aldridge
--------------------------
Chester Aldridge
Chief Executive Officer

June 28, 2006